UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2011

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street

Suite 100

Indianapolis, IN 46240

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2011, Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), as borrower, Duke Realty Corporation, an Indiana corporation (the “Company”), as general partner and guarantor, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners, JPMorgan Chase Bank, N.A., as Administrative Agent, and the several banks, financial institutions and other entities from time to time parties thereto as lenders entered into a Seventh Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) pursuant to which the lenders thereunder agreed to extend the term of the Operating Partnership’s existing unsecured revolving credit facility (the “Credit Facility”) until December 1, 2015, and to raise the total possible aggregate commitment under the Credit Facility to $1.25 billion. Pursuant to the terms of the Credit Agreement, the Credit Facility remains in the amount of $850 million, but the Operating Partnership now has the right to increase the revolving commitments to an aggregate amount of up to $1.25 billion, assuming that the lenders are willing to provide the requested increase. If none of the lenders desire to increase the commitments, as requested, then the Operating Partnership can seek new lenders to provide the increase. In addition, under the Credit Agreement, the Credit Facility now bears interest at a rate equal to 125 basis points over the applicable LIBOR rate based on the Operating Partnership’s current credit ratings, plus a facility fee of 25 basis points.

The Credit Agreement replaces the Sixth Amended and Restated Revolving Credit Agreement dated as of November 20, 2009 (the “Old Credit Agreement”), by and among the Operating Partnership, the Company, J.P. Morgan Securities, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders. The Old Credit Agreement was scheduled to terminate on February 28, 2013.

The Operating Partnership presently expects that it would use the proceeds from any future borrowings under the Credit Facility for general business purposes. Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the description herein of the Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Agreement filed as Exhibit 10.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Seventh Amended and Restated Revolving Credit Agreement, dated November 18, 2011, by and among Duke Realty Limited Partnership, Duke Realty Corporation, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders (incorporated by reference to Exhibit 10.1 to the Operating Partnership’s Current Report on Form 8-K, as filed with the Commission on November 22, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/S/ HOWARD L. FEINSAND
Howard L. Feinsand Executive Vice President, General Counsel and Corporate Secretary

Dated: November 22, 2011